Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 18, 2016, relating to the consolidated financial statements of Patriot National, Inc., which is incorporated by reference in the registration statement (Form S-1) filed with the Securities and Exchange Commission on April 7, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Certified Public Accountants

Miami, Florida

April 7, 2016